Exhibit 10.15

THIRD AMENDMENT TO THE

WATTS WATER TECHNOLOGIES, INC.

SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN

WHEREAS, Watts Water Technologies, Inc. (the “Sponsoring Employer”) maintains the Watts Water Technologies, Inc. Supplemental Employees Retirement Plan (the “Plan”), first effective January 1, 1989, for the benefit of eligible Employees; and

WHEREAS, the Plan was restated effective May 4, 2004 and most recently amended by the Second Amendment effective January 1, 2008; and

WHEREAS, the Sponsoring Employer reserves the right to amend the Plan pursuant to Section 9.03 of the Plan; and

WHEREAS, the Sponsoring Employer desires to amend the Plan to comply with the provisions of Code Section 409A and the regulations and guidance issued there under.

NOW THEREFORE, in consideration of the foregoing, the Plan is hereby amended effective January 1, 2009 (unless another date is specified) as set forth below:

1.                           Section 1.01, Name and Purpose is hereby amended as follows:

“1.01                 NAME AND PURPOSE

The supplemental retirement plan set forth herein is the “Watts Water Technologies, Inc.  Supplemental Employees Retirement Plan” (the “Plan”).  The Plan is established, and shall be maintained, solely for the purpose of providing supplemental retirement benefits which cannot be provided under the Watts Water Technologies, Inc. Pension Plan (the “Qualified Plan”) for certain Participants.  The Plan is unfunded and maintained primarily for purpose of providing deferred compensation for Participants who are part of a select group of management or highly compensated employees. Effective January 1, 2009, the Plan set forth in the following pages, is intended to comply with Internal Revenue Code (“Code”) Section 409A and any regulatory or other guidance issued under Code Section 409A and the Plan shall, to the extent practicable, be construed in accordance therewith.  The Company makes no representation or warranty and shall have no liability to any Participant or any other person if any provisions of this Plan are determined to constitute deferred compensation subject to Section 409A and do not satisfy an exemption from, or the conditions of, Section 409A. It is the intent of the Plan to have all benefits payable under the Plan be subject to Code Section 409A except with regard to Participants who terminated employment prior to January 1, 2005 who had a vested benefit under the Plan for whom the intent is to allow such benefits to be grandfathered whereby the terms of the Plan prior to this amendment shall continue to apply.”

2.                           A new definition under Section 2.10, Separation from Employment, is hereby added as follows:

“2.10 ‘Separation from Employment’ shall mean the Participant’s retirement or termination of employment with the Sponsoring Employer. No Separation from Employment shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, in excess of six months if the Participant’s right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant’s right to reemployment is not provided by law or by contract, then the Participant shall be deemed to have a Separation from Employment on the first date immediately following such six-month period.  The Participant shall not be treated as having a termination of employment if the Participant provides more than insignificant services for the Sponsoring Employer following the Participant’s actual or purported termination of or employment with the Sponsoring Employer.  Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Participant for the Sponsoring Employer, on average, during the immediately preceding three full calendar years of service or employment (or if employed less than three years, such shorter period of employment). The provision of this Section 2.10 shall be applied consistent with the guidance issued under Code Section 409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h).”

3.                           A new Section 2.11, Specified Employee, is hereby added to read as follows:

“2.11                             ‘Specified Employee’, as such term is defined under Code Section 409A(a)(2)(B)(i), is a Participant who is a key employee as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of the Employer while the Employer is a corporation, any stock of which is publicly traded on an established securities market. A Participant is a “specified employee” for the 12-month period beginning April 1 if such Participant meets the requirement for a key employee for the calendar year immediately preceding the April 1 date.”

4.                           Section 4.02, Amount of Early Retirement Benefit, is hereby amended to read as follows:

“4.02                 AMOUNT OF EARLY RETIREMENT BENEFIT

Subject to the provisions of Section 4.04, the amount of the annual Early Retirement Benefit (as defined in this Section 4.02) of a Participant whose benefit commences prior to the Participant’s Normal Retirement Date in accordance with the requirements of Section 6.03; shall be a reduced benefit computed as the excess of (a) over (b) where:

(a)  is equal to the benefit determined in Section 4.01(a) or 4.01(b) above, as applicable, reduced in amount in the same manner as the reduction made to the amount of benefit payable under the Qualified Plan prior to his Normal Retirement Date, and

(b)  is equal to the benefit determined under Section 4.01(c) reduced in the same manner as the reduction made to the amount of benefit payable under the Qualified Plan prior to his Normal Retirement Date and assuming the Participant’s benefit had commenced at the same time as provided under Section 6.03.”

5.                           Section 6.02, Form To Be Paid, is hereby amended to read as follows:

“6.02                 FORM TO BE PAID

The Participant’s benefit under this Plan shall be paid in the form of payment as elected by the Participant from among the forms of payment available under the Qualified Plan. Such election shall be made on a form and in a manner as provided by the Plan Administrator prior to the commencement of payments. In the event that the form paid under the Plan is other than the Normal Form of Payment under Section 6.10, the amount of benefit being paid under this Plan shall be the Actuarial Equivalent of the Normal Form of Payment. Notwithstanding the foregoing, if at the time of the Participant’s earliest commencement date, the Actuarial Equivalent (as applicable to lump sum determinations) present value of the Participant’s benefit based on the amount payable as of the Participant’s earliest commencement date under section 6.03 is less than $30,000 then the benefit shall be paid as an immediate lump sum payment.

Notwithstanding the foregoing, for a Participant who terminated employment prior to January 1, 2005 with a vested benefit, the benefit shall be paid in the same form as that applicable under the Qualified Plan, including the Participant’s designation of Beneficiary or Contingent Annuitant thereunder. In the event that the form paid under the Qualified Plan is other than the Normal Form of Payment under Section 6.01, the amount of benefit being paid under this Plan shall be the Actuarial Equivalent of the Normal Form of Payment.”

6.                           Section 6.03, Commencement of Payment, is hereby amended as follows:

“6.03                 COMMENCEMENT OF PAYMENT

(a) Effective for distributions that commence on or after January 1, 2009 benefits shall commence under this Plan to a Participant on the later of the first day of the month following the Participant’s Separation from Employment or the Participant’s Early Retirement Date; provided however, that if a Participant’s benefit commences due to a Separation from Employment it shall in no event be paid later than the later of the end of the calendar year including the date of the Participant’s Separation from Employment or within two-and-one half months from such event.

Notwithstanding any other provision of this Plan to the contrary and except as otherwise permitted under Code Section 409A, in the case of a Participant who is a Specified Employee no distribution shall be made to such Participant by means of such Participant’s Separation from Employment until the date that is six months and a day after such Participant’s termination of employment. Any payments delayed under this Section 6.03 will be paid as a single sum including interest (based on the interest rate used for Actuarial Equivalent) at the end of the six month period.

(b) For distributions prior to January 1, 2009 and for Participants who terminated employment with a vested benefit prior to January 1, 2005, benefits shall commence under this Plan to a Participant as of the same date that benefits commence to the Participant under the Qualified Plan; provided, however, that, in the case of a Participant required to commence benefit payments under the Qualified Plan solely on account of the

Participant’s attainment of age seventy and one-half (70-1/2), benefits shall not commence under this Plan until the Participant actually retires.”

7.                           Section 6.04, Suspension of Benefits, is hereby amended to read as follows:

“6.04                 SUSPENSION OF BENEFITS

Payment of benefits under this Plan to a retired Participant who is re-employed by the Employer shall not be suspended even if the payment of such Participant’s benefit under the Qualified Plan is suspended on account of reemployment. Upon such Participant’s subsequent retirement or termination of employment, his benefits payable under this Plan may be recomputed by accumulating both periods of employment and actuarially adjusting to reflect any benefit payments previously made to the Participant in order to avoid any duplication of benefits.”

8.                           Section 7.02, Amount and Commencement of Death Benefit Payable to Surviving Spouse, is hereby amended to read as follows:

“7.02                 AMOUNT AND COMMENCEMENT OF DEATH BENEFIT PAYABLE TO SURVIVING SPOUSE

The annual amount of the surviving spouse’s death benefit payable under this Plan shall be calculated in the same manner that the surviving spouse’s death benefit is calculated under the Qualified Plan and shall be equal to the survivor annuity payable with respect to the Participant’s benefit under Article IV or Article V, as appropriate, if the Participant’s benefit were paid in the form of a Spouse Joint and Survivor Annuity.  The surviving spouse’s benefit under this Plan shall commence at the same time that such benefit commences under the Qualified Plan; provided that effective for death benefits payable on behalf of Participants who were employed on or after January 1, 2005 and who die on or after January 1, 2009 such benefit shall commence automatically at the earliest date for death benefits provided in the Qualified Plan without regard to any election the surviving spouse may make under the Qualified Plan and provided further, that such payment under the Plan shall in no event begin later than the end of the calendar year which includes the date of the earliest commencement date in the Qualified Plan or within two-and-one half months thereafter, whichever occurs later. Notwithstanding the foregoing, if at the time of the earliest commencement date for an employee who was employed on or after January 1, 2005, the Actuarial Equivalent (as applicable to lump sum determinations) present value of the death benefit based on the amount payable as of the earliest commencement date is less than $30,000 then the benefit shall be paid as an immediate lump sum payment.”

9.                           Section 8.01, Funding, is hereby amended to read as follows:

“8.01                 FUNDING

There is no fund associated with this Plan.  The Sponsoring Employer shall be required to make payments only as benefits become due and payable.  No person shall have any right, other than the right of an unsecured general creditor, against the Sponsoring Employer with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant, surviving spouse or Beneficiary or Contingent Annuitant hereunder.  If the Sponsoring Employer, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan.  The assets in any such reserve or fund shall be subject to the control of the Sponsoring Employer, and need not be used to pay benefits hereunder. Any such fund established by the Sponsoring Employer for purposes of this Plan and the taxation of the assets held in any such fund on behalf of Participants shall, if applicable, be subject to the requirements of Code Section 409A(b) including (i) the transfers of assets for the benefit of covered employees (as defined in Code Section 409A(b)(3)(d)(ii)) when the Sponsoring Employer’s defined benefit pension plan is in a restricted period and (ii) the restriction of assets in connection with a change in the Sponsoring Employer’s financial health.”

9. Section 9.03, Amendment/Termination is hereby amended to read as follows:

“9.03                 AMENDMENTS/TERMINATION

The Sponsoring Employer reserves the right to make from time to time amendments to or terminate this Plan by vote duly adopted by the Board of Directors.  In the event the Sponsoring Employer exercises his right to amend or terminate this Plan, a Participant shall receive the lesser of: (a) the benefit he would have received had he terminated employment on the day the amendment or termination becomes effective, or (b) the benefit he would have received had the Plan continued, in effect, without amendment, until the date of his actual termination of employment. If the Plan is terminated, benefits accrued through the date of Plan termination will be paid in such manner and at such time as they would have been paid if the Plan had terminated, except to the extent acceleration of payment of benefits is permitted by Code Section 409A and Treasury Regulation 1.409A-3(j)(4)(ix).

10.                     A new Section 9.09, TAXES AND WITHHOLDING, is added to read as follows:

“9.09                 TAXES AND WITHOLDING

The Plan Administrator shall be entitled to withhold from the benefits due under this Plan any and all income and employment taxes required to be withheld on such benefits. The Employer shall not be responsible for any excise tax that may be due from the Participant as a result of the operation of the Plan.”

11.                     Section C of Appendix B, Appendix C and Appendix D are each hereby amended to read as follows:

“C.                             AMOUNT OF EARLY RETIREMENT BENEFIT

Subject to the provisions of Section 4.05, the amount of the annual Early Retirement Benefit of a Participant whose benefit commences prior to the Participant’s Normal Retirement Date in accordance with the requirements of Section 6.03 shall be a reduced benefit equal to the sum of the amounts determined under subsections (a) and (b) of Section B reduced five ninths of one percent (5/9%) for each full month that benefits commence prior to the Participant’s Special Normal Retirement Date until age sixty (60) and five eighteenths of one percent (5/18%) for each full month that benefits commence prior to age sixty (60), offset by the amount described in subsection (c) of Section B.  In the event a Participant is not eligible to commence receiving payments under his Qualified Plan as of his Special Early Retirement Date, the offset described in the preceding sentence shall not be made until the earliest date the Participant could commence benefits under the Qualified Plan.”

12.                     Except as provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Sponsoring Employer has caused this amendment to be executed by its duly authorized representative and its seal affixed hereto on this 19th day of December, 2008.

WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ William C. McCartney

(Seal)

FOURTH AMENDMENT TO THE

WATTS WATER TECHNOLOGIES, INC.
SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN

WHEREAS, Watts Water Technologies, Inc. (the “Sponsoring Employer”) maintains the Watts Water Technologies, Inc. Supplemental Employees Retirement Plan (the “Plan”), first effective January 1, 1989, for the benefit of Eligible Employees; and

WHEREAS, the Sponsoring Employer reserves the right to amend the Plan pursuant to Section 9.03 of the Plan; and

WHEREAS, the Sponsoring Employer desires to amend the Plan: (i) to cease accruals, effective December 31, 2011; and (ii) to close participation, effective January 1, 2013;

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as set forth below effective December 31, 2011, except as otherwise provided herein.

1.                                       Article 4 is hereby amended by adding the following new Section 4.06:

“4.06                  CESSATION OF ACCRUALS

(a)                      Notwithstanding any provision of the Plan (including the Appendices) to the contrary, accruals hereunder shall cease effective December 31, 2011, subject to the terms of this section.

(b)                     An Eligible Employee’s Compensation, Final Average Compensation (and, to the extent applicable, for Parts A and B appended to the Qualified Plan, Social Security Compensation and Covered Compensation, respectively) and Benefit Service (or, for Parts A and B appended to the Qualified Plan to the extent applicable, such other term of the same meaning) shall not increase after December 31, 2011.

(c)                      A Participant shall continue to accrue Service for purposes of vesting under Section 5.01 and attainment of an Early Retirement Date or a Special Early Retirement Date.

(d)                     In no event shall an Employee become a Participant on or after January 1, 2013.

(e)                      For avoidance of doubt, a Participant’s Special Retirement Benefit shall not increase after December 31, 2011.

(f)                        Effective December 31, 2011 and subject to the general provisions of Section 2.07, a Participant’s Social Security Benefit shall be determined as follows:  if the Participant has satisfied the eligibility requirements for an Early Retirement Benefit prior to the earlier of his Separation from Employment and December 31, 2011, his Social

Security Benefit shall be based on the assumption that he received no further Compensation from the earlier of his Separation from Employment and December 31, 2011 until he attained his Normal Retirement Age; and if the Participant has not satisfied the requirements for an Early Retirement Benefit prior to the earlier of his Separation from Employment and December 31, 2011, his Social Security Benefit will be based on the assumption that he remained in the service of the Sponsoring Employer until he reached his Normal Retirement Age and that he continued to receive the same rate of Compensation from the Sponsoring Employer as in effect on the earlier of his Separation from Employment and December 31, 2011 until his Normal Retirement Age.”

2.                                       Except as otherwise provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment to be executed by its duly authorized representative and its seal affixed hereto on this 30th day of December, 2011.

WATTS WATER TECHNOLOGIES, INC.

By:	/s/ Myron Spektor
Director of Compensation and Benefits